Exhibit 21.1

Waters Corporation and Subsidiaries

As of December 31, 2025

Waters Corporation (Delaware)

Beta Merger Sub, Inc. (Delaware)

Waters Technologies Corporation (Delaware)

Andrew Alliance SA (Switzerland)

Environmental Resource Associates, Inc. (Colorado)

Integrated Software Solutions Pty Limited (Australia)

Integrated Software Solutions Limited (UK)

Integrated Software Solutions USA, LLC (Utah)

TA Instruments-Waters LLC (Delaware)

Waters AG (Switzerland)

Waters Australia Pty Limited (Australia)

Waters (India) Private Limited (India)

Waters SA de CV (Mexico)(1)

Wyatt Technology, LLC (California)

Wyatt Technology (UK) Limited (UK)

Waters SAS (France)

Waters Sverige AB (Sweden)

Waters Technologies do Brasil Ltda. (Brazil)

Optofludics, Inc. (d/b/a Halo Labs) (Delaware)

Halo Labs Limited (UK)

Waters Asia Limited (Delaware)

Waters A/S (Denmark)

Waters China Limited (Hong Kong)

Waters Cromatografia SA (Spain)

Waters Korea Limited (South Korea)

Waters Limited (Canada)

Waters NV (Belgium)

Waters Instruments Manufacturing (Beijing) Co., Ltd. (China)

Waters Technologies (Shanghai) Limited (China)

Waters Gesellschaft m.b.H (Austria)

Waters Kft (Hungary)

Waters Sp. z o.o (Poland)

Waters Pacific Pte. Ltd. (Singapore)

Waters Analytical Instruments Sdn Bhd (Malaysia)

Nihon Waters K.K. (Japan)

TA Instruments Japan, Inc. (Japan)

Waters SRL (Italy)

Waters Celtic European Holdings Limited (Ireland)

Waters Finance I Limited (Ireland)

Waters Finance II Limited (Ireland)

Waters Celtic Holdings Limited (Ireland)

Waters Celtic Holdings II Limited (Ireland)

Waters Chromatography Ireland Limited (Ireland)

Waters Technologies Ireland Limited (Ireland)

Waters Romania Srl (Romania)(2)

Waters GmbH (Germany)

Waters Luxembourg SARL (Luxembourg)

Waters (TC) Israel Ltd. (Israel)

Micromass Holdings Limited (UK)

Waters Chromatography BV (Netherlands)

Waters Chromatography Europe BV (Netherlands)

Waters Technologies LC-MS Portugal, Unipessol Lda (Portugal)

Micromass Limited (UK)

Waters Limited (UK)

Micromass UK Limited (UK)

MPE Orbur Group Ltd. (UK)

Midland Precision Equipment Co. Ltd. (UK)

Except as otherwise indicated, each subsidiary is wholly-owned by its immediate parent entity.

The state or other jurisdiction of incorporation or organization for each entity is indicated in parentheses following the entity name.

(1)	All shares of this entity are held by Waters Technologies Corporation, other than 1 share of Ordinary Class A stock held by Waters Corporation.

(2)	Entity is owned by Waters Technologies Ireland Limited (99.98%) and Waters Celtic Holdings Limited (0.02%).